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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):               December 2, 1999


                              TEAM FINANCIAL, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Kansas                      000-26335               48-1017164
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                            8 West Peoria, Suite 200
                               Paola, Kansas 66071
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (913) 294-9667
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 2, 1999, Team Financial, Inc. (the "Company") closed its acquisition of ComBankshares, Inc. ("ComBankshares") pursuant to an Acquisition Agreement and Plan of Merger (the "Agreement"). The Company, a multi-bank holding company, offers full service community banking through 15 banking locations, seven in the Kansas City area, three in southeastern Kansas, two in western Missouri and three in the Omaha, Nebraska area. Team's growth strategy is focused on a combination of acquisitions, establishing new branches and internal growth. ComBankshares, a single bank holding company, and its wholly-owned bank, Community Bank, offers a wide range of financial products and services through three (3) banking locations located in Chapman (the main bank), Abilene and Prairie Village, Kansas. CBI is headquartered in Prairie Village, Kansas.

         Pursuant to the Agreement, the Company, through a wholly owned acquisition subsidiary, acquired the stock of ComBankshares from its shareholders. The total consideration paid to ComBankshares' shareholders was $7,200,000 in the form of $2,940,736 cash, assumption of $1,198,569 in debt and liabilities of ComBankshares and the issuance of 278,245 shares of Company common stock valued at $3,060,695.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Although the acquisition meets the 10% materiality test for purposes of Item 2 of this Report, none of the tests in Rule 3-05(b) of Regulation S-X were exceeded, hence no historical financial statements of the business acquired are included herein.

         (b) None of the tests set forth in Article 11 of Regulation S-X were exceeded, hence no pro forma financial statement information is included herein.

         (c)      Exhibits.

                  2.1 Acquisition Agreement and Plan of Merger dated October 1, 1999 among Team Financial, Inc., Team Financial Acquisition Subsidiary, Inc. and ComBankshares, Inc. (to be filed by amendment).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TEAM FINANCIAL, INC.

Date:  December 17, 1999                 By: /s/ Michael L. Gibson
                                             ------------------------------
                                             Michael L. Gibson,
                                             President - Acquisitions and
                                             Chief Financial Officer


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